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                                                                      EXHIBIT 1




                     NORTH AMERICAN TECHNOLOGIES GROUP, INC.


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                          SECURITIES PURCHASE AGREEMENT

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                                  COMMON STOCK

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                                  May 12, 2000


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                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into as of May 12, 2000 by and between NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), and AVALANCHE RESOURCES, LTD., a Texas limited partnership (the "Purchaser").

                                    RECITALS:

         In order to obtain working capital for general corporate purposes and to finance the Company's business plan, which includes the construction of at least one manufacturing plant dedicated to the production of the Company's TieTek Composite Railroad Ties, the Company desires to issue, and the Purchaser desires to purchase, 500,000 shares of the Company's Common Stock Convertible Common Stock, $.001 par value per share (the "Common Stock") at an aggregate purchase price of $500,000.

         NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

         1.       Sale and Purchase of Common Stock.

                  (a) Sale of the Common Stock. Subject to the terms and conditions hereof, on the Closing Date, as defined in Section 3 hereof, the Company agrees to issue and sell, and the Purchaser agrees irrevocably to purchase 500,000 shares of Common Stock at $1.00 per share for an aggregate purchase price of $500,000 (the "Purchase Price").

                  (b) Restricted Securities. The shares of Common Stock that are being offered hereby are "restricted securities" as that term is defined under Rule 144 of the Securities Act of 1933, as amended (the "Act"), and, accordingly, may not be offered for sale or sold or otherwise transferred in a transaction which would constitute a sale thereof within the meaning of the Act unless: (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities; or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel that the proposed sale or other disposition of such securities may be effected without registration under the Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company. As restricted securities, the Common Stock is subject to significant restrictions upon resale.

         2.       Common Stock Offered In A Private Placement Transaction.

                  The parties hereto agree and acknowledge that the Common Stock subject to this Securities Purchase Agreement is offered as a private placement transaction pursuant to Section 4(2) and Regulation D of the Securities Act (the "Offering") by the Company.


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         3.       Binding Effect of Securities Purchase Agreement; The Closing.

                  (a) This Securities Purchase Agreement shall not be binding on the Company unless and until the Company has accepted the offer represented by an executed signature page at the end hereof. The Company may accept or reject this Securities Purchase Agreement in the Company's sole discretion, if the Purchaser does not meet the suitability standards established herein or for any other reason.

                  (b) The closing of the purchase and sale of the Common Stock hereunder (the "Closing") shall occur upon the satisfaction of each of the following conditions (the date of such occurrence shall be referred to as the "Closing Date"):

                      (i) acceptance by the Company and the Purchaser of this Agreement and all Exhibits attached hereto duly executed by the Company and by all other parties thereto;

                      (ii) delivery to the Company by the Purchaser of immediately available funds for the Purchase Price; and

                      (iii) delivery to the Company by the Purchaser of the Accredited Investor Certification set forth as Exhibit "A" hereto.

                  (c) As soon as practicable following the Closing Date, the Company shall cause its transfer agent to deliver to the Purchaser a stock certificate representing 500,000 shares of Common Stock.

         4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

                  (a) Organization and Standing of the Purchaser. The Purchaser is a duly organized and validly existing limited partnership in good standing under the laws of the State of Texas with adequate power and authority to conduct the business in which it is now engaged and has the corporate power and authority to enter into this Agreement and each of the Exhibits attached hereto, and is duly qualified and licensed to do business as a foreign limited partnership in such other states or jurisdictions as is necessary to enable it to carry on its business, except where failure to do so would not have a material adverse effect on its business;

                  (b) Power and Authority. The execution and delivery of this Agreement and any Exhibit attached hereto and the transactions contemplated thereby have been duly authorized by the partners of the Purchaser and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Purchaser is a party or by which the Purchaser is bound, and, if the Purchaser is not an individual, will not violate any provision of the partnership agreement of the Purchaser. The signatures on this Agreement and Exhibit A attached hereto are genuine, and the signatory, if the Purchaser is an individual, has legal competence and capacity to execute the same, or, if the Purchaser is not an individual, the signatory has been duly authorized to execute the same. No other act or proceeding on the part of the Purchaser or any partner therein is necessary to authorize this Agreement or the consummation of the transactions contemplated thereby. When duly executed and delivered by the parties hereto, this Agreement and any Exhibit hereto will constitute a valid and legally binding obligation of the Purchaser enforceable against it in

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accordance with its terms, except as such enforceability may be limited by (i)
bankruptcy, insolvency, moratorium, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally; and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law;

                  (c) Accredited Investor. The Purchaser has such knowledge and experience in business and financial matters such that such Partner is capable of evaluating the merits and risks of purchasing the Common Stock. The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D of the Securities Act and satisfies the suitability standards identified in
Section 7 hereof;

                  (d) Loss of Investment. The Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to its net worth and its investment in the Company will not cause such overall commitment to become excessive. The Purchaser can afford to bear the loss of its entire investment in the Company and has adequate means of providing for its current needs and has no need for liquidity in his investment in the Company;

                  (e) Special Suitability. The Purchaser satisfies any special suitability or other applicable requirements of his state of residence and/or the state in which the transaction by which the Common Stock purchased occurs;

                  (f) Investment Intent.

                      (i) The Purchaser has been advised that this Offering has not been registered with, or reviewed by, the Securities and Exchange Commission ("SEC") because this Offering is intended to be a non-public offering pursuant to Section 4(2) and Rule 506 of Regulation D of the Securities Act. The Purchaser represents that the Common Stock is being purchased for the Purchaser's own account and not on behalf of any other person, for investment purposes only and not with a view towards distribution or resale to others. The Purchaser agrees that the Purchaser will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Common Stock unless the Common Stock is registered under the Act or unless in the opinion of counsel an exemption from such registration is available, such counsel and such opinion to be satisfactory to the Company. The Purchaser understands that the Common Stock has not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon the Purchaser's investment intention; and

                      (ii) the Common Stock and any certificates issued in replacement therefor shall bear the following legend, in addition to any other legend required by law or otherwise:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE

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                  SECURITIES ACT OF 1933, AS AMENDED, OR THE RULES AND
                  REGULATIONS THEREUNDER."

                  (g) State Securities Laws. The Purchaser understands that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Common Stock;

                  (h) No General Solicitation. The Purchaser acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by it and that no public solicitation or advertisement with respect to the offering of the Common Stock has been made to it;

                  (i) Advice of Tax and Legal Advisors. The Purchaser has relied solely upon the advice of its own tax and legal advisors with respect to the tax and other legal aspects of this investment;

                  (j) Access to Information. The Purchaser has had access to all material and relevant information concerning the Company, its management, financial condition, capitalization, market information, properties and prospects necessary to enable Purchaser to make an informed investment decision with respect to its investment in the Common Stock. The Purchaser has carefully read and reviewed, and is familiar with and understands the contents thereof and hereof, including, without limitation, the risk factors described in this Agreement. The Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, representatives of the Company concerning the terms and conditions of the acquisition of the Common Stock and the present and proposed business and financial condition of the Company, and has had all such questions answered to its satisfaction and has been supplied all information requested; and

                  (k) SEC Reports. The Purchaser acknowledges that it has been advised of the availability of and has carefully reviewed a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 and its Quarterly Report on Form 10-QSB for the three months ended March 31, 2000 (collectively, the "SEC Reports").

         5. Understanding of Investment Risks. An investment in the Common Stock should not be made by a Purchaser who cannot afford the loss of its entire Purchase Price. THE PURCHASER ACKNOWLEDGES THAT THE COMMON STOCK OFFERED HEREBY HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSIONS, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS SECURITIES PURCHASE AGREEMENT OR ANY EXHIBIT HERETO. PRIOR TO MAKING AN INVESTMENT IN THE COMMON STOCK, THE PURCHASER AND EACH OF THE PARTNERS HAS FULLY CONSIDERED, AMONG OTHER THINGS, THE BUSINESS RISKS DISCUSSED IN THE COMPANY'S SEC REPORTS.

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         6.       Representations and Warranties of the Company. The Company
hereby represents and warrants to the Purchaser as follows:

                  (a) Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware with adequate power and authority to conduct the business in which it is now engaged and has the corporate power and authority to enter into this Agreement and each of the Exhibits attached hereto, and is duly qualified and licensed to do business as a foreign corporation in such other states or jurisdictions as is necessary to enable it to carry on its business, except where failure to do so would not have a material adverse effect on its business.

                  (b) Corporate Power and Authority. The execution and delivery of this Agreement and each of the Exhibits attached hereto and the transactions contemplated thereby have been duly authorized by the Board of Directors of the Company. No other corporate act or proceeding on the part of the Company is necessary to authorize this Agreement or any of the Exhibits attached hereto or the consummation of the transactions contemplated thereby. When duly executed and delivered by the parties hereto, this Agreement will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally; and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  (c) Issuance of Securities. Upon their issuance, the shares of Common Stock shall be duly and validly issued, fully paid and nonassessable, shares of the Company's common stock.

                  (d) SEC Reports; Absence of Certain Events. The Company has timely filed all reports required to be filed with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the "Securities Act"), and has previously advised the Purchaser of the availability of true and complete copies of such SEC Reports. Such SEC Reports, as of their respective dates, complied in all materials respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in the SEC Reports, there has not been any fact, event, circumstance or change affecting or relating to the Company which has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company; provided, however, that a material adverse effect shall not include any adverse effect following the date of this Agreement which is solely attributable to (i) the announcement or pendency of the transactions contemplated by this Agreement or (ii) changes in national economic conditions or industry conditions generally.

         7.       IMPORTANT CONSIDERATIONS: SUITABILITY STANDARDS - WHO SHOULD
INVEST.

                  INVESTMENT IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL RESOURCES WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT.

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                  A substantial number of state securities commissions have
established investor suitability standards for the marketing within their respective jurisdictions of restricted securities. Some have also established minimum dollar levels for purchases in their states. The reasons for these standards appear to be, among others, the relative lack of liquidity of securities of such programs as compared with other securities investments. Investment in the Common Stock involves a high degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments.

                  The Company has adopted as a general investor suitability standard the requirement that the Purchaser and each of the Partners represent in writing: (a) it is acquiring the Common Stock for investment and not with a view to resale or distribution; (b) it can bear the economic risk of losing its entire investment; (c) its overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and an investment in the Common Stock will not cause such overall commitment to become excessive;
(d) it has adequate means of providing for its current needs and has no need for liquidity in this investment in the Common Stock; (e) it has evaluated all the risks of investment in the Company; and (f) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company or is relying on its own purchaser representative, in making an investment decision.

                  The suitability standards referred to above represent minimum suitability requirements for prospective purchasers and the satisfaction of such standards by a prospective purchaser does not necessarily mean that the Common Stock is a suitable investment for such purchaser. The Company may, in circumstances it deems appropriate, modify such requirements. The Company may also reject subscriptions for whatever reasons, in its sole discretion, it deems appropriate.

                  THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE COMPANY DOES NOT CONSTITUTE A DETERMINATION BY THE COMPANY THAT AN INVESTMENT IN THE COMMON STOCK IS SUITABLE FOR A PROSPECTIVE PURCHASER. THE FINAL DETERMINATION OF THE SUITABILITY OF INVESTMENT IN THE COMMON STOCK MUST BE MADE BY THE PROSPECTIVE PURCHASER AND ITS ADVISERS.

         8.       Additional Investment Considerations.

                  IN MAKING AN INVESTMENT DECISION, THE PURCHASER MUST RELY ON ITS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE COMMON STOCK HAS NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION


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THEREFROM. THE PURCHASER AND EACH OF THE SHAREHOLDERS SHOULD BE AWARE THAT IT
MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         9.       Registration Rights.

                  The Company covenants and agrees as follows:

                  (a) Certain Additional Defined Terms. For the purpose of this
Section 9, the following definitions shall apply:

                      (i) "Exchange Act" shall mean the Securities Exchange Act of 1934.

                      (ii) "Registration Statement" shall mean the Registration Statement of the Company filed with the SEC pursuant to the provisions of Paragraph 9(b) of this Agreement which covers the resale of any of the Securities or the Common Stock to be issued upon the exercise of any of the Securities on an appropriate form then permitted by the SEC to be used for such registration and the sales contemplated to be made thereby under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Registration Statement, including any pre- and post-effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

                      (iii) "Restricted Stock" shall mean the Common Stock and any additional shares of Common Stock or other equity securities of the Company issued or issuable after the date hereof in respect of any such securities by way of a stock dividend or stock split, in connection with a combination, exchange, reorganization, recapitalization or reclassification of Company's securities, or pursuant to a merger, division, consolidation or other similar business transaction or combination involving the Company; provided that: as to any particular shares of Restricted Stock, such securities shall cease to constitute Restricted Stock (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, or (ii) when and to the extent such securities are permitted to be distributed pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act or are otherwise freely transferable to the public without further registration under the Securities Act.

                  (b) Piggyback Registration Rights.

                      (i) The Company shall advise the Purchaser by written notice prior to the filing of a Registration Statement under the Securities Act (excluding registration on Forms S-8, S-4, 10 or any successor forms thereto), covering securities of the Company to be offered and sold by any stockholder of the Company, and shall, upon the request of the Purchaser given at least five
(5) business days prior to the filing of such Registration Statement, include in any such Registration Statement such information as may be required to permit a public offering of the Restricted Stock purchased hereby. The Purchaser shall furnish such information as may be reasonably requested by the Company in order to include such Restricted Stock in the Registration Statement. Notwithstanding the foregoing, the Company may withdraw any registration statement referred to in this Paragraph 9(b) without thereby incurring liability to the holders of the Restricted Stock.

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                      (ii) Notwithstanding anything to the contrary contained
herein, the Company's obligation in this Paragraph 9(b) shall extend only to the inclusion of the Restricted Stock in a Registration Statement filed under the Securities Act. The Company shall have no obligation to assure the terms and conditions of distribution, to obtain a commitment from an underwriter relative to the sale of the Restricted Stock or to otherwise assume any responsibility for the manner, price or terms of the distribution of the Restricted Stock. Furthermore, the Company shall not be restricted in any manner from including within the Registration Statement or the distribution, issuance or resale of any of its or any other securities.

                  (c) Registration Procedures. Whenever it is obligated to register any Restricted Stock pursuant to this Agreement, the Company shall:

                      (i) prepare and file with the Commission a Registration Statement with respect to the Restricted Stock in the manner set forth in Paragraph 9(b) hereof and use its best efforts to cause such Registration Statement to become effective as promptly as possible and to remain effective for that period identified in Paragraph 9(c)(vii) hereafter;

                      (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Paragraph 9(c)(vii) below and to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such Registration Statement in accordance with the intended method of disposition set forth in such Registration Statement for such period;

                      (iii) furnish to the Purchaser and to each underwriter, if any, such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus), as such person may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such Registration Statement;

                      (iv) use its best efforts to register or qualify the Restricted Stock covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Purchaser, or, in the case of an underwritten public offering, the managing underwriter shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                      (v) immediately notify the Purchaser and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made;

                      (vi) make available for inspection by the Purchaser, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Purchaser or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Purchaser, underwriter, attorney, accountant or agent in connection with such Registration Statement;

                      (vii) for purposes of Paragraphs 9(c)(i) and 9(c)(ii) above, the period of distribution of Restricted Stock shall be deemed to extend until the earlier of: (A) in an underwritten public offering of all of the Restricted Stock, the period in which each underwriter has completed the distribution of all securities purchased by it; (B) in any other registration, the earlier of the period in which all shares of Restricted Stock covered thereby shall have been sold or two (2) years from the effective date of the first Registration Statement filed by the Company with the SEC pursuant to this Agreement.

                      (viii) if the Common Stock is listed on any securities exchange or automated quotation system, the Company shall use its best efforts to list (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable) the Restricted Stock covered by such Registration Statement on such exchange or automated quotation system;

                      (ix) enter into normal and customary underwriting arrangements or an underwriting agreement and take all other reasonable and customary actions if the Purchaser sell their shares of Restricted Stock pursuant to an underwriting (however, in no event shall the Company, in connection with such underwriting, be required to undertake any special audit of a fiscal period in which an audit is normally not required);

                      (x) notify the Purchaser of any threat by the SEC or state securities commission to undertake a stop order with respect to sales under the Registration Statement; and

                      (xi) cooperate in the timely removal of any restrictive legends from the shares of Restricted Stock in connection with the resale of such shares covered by an effective Registration Statement.

                  (d) Expenses.

                      (i) For the purposes of this Paragraph 9(d), the term "Registration Expenses" shall mean: all expenses incurred by the Company in complying with Paragraph 9(b) of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, "blue sky" fees, fees of the National Association of Securities Dealers, Inc. ("NASD"), fees and expenses of listing shares of Restricted Stock on any securities exchange or automated quotation system on which the Company's shares are listed and fees of transfer agents and registrars. The term "Selling Expenses" shall mean: all underwriting discounts and selling commissions applicable to the sale of Restricted Stock and all accountable or non-accountable expenses paid to any underwriter in respect of the sale of Restricted Stock.

                      (b) Except as otherwise provided herein, the Company will pay all Registration Expenses in connection with the Registration Statements filed pursuant to Paragraph 9(b) of this Agreement. All Selling Expenses in connection with any Registration Statements filed pursuant to Paragraph 9(b) of this Agreement shall be borne by the participating holders of Restricted Stock either solely or, if applicable, in proportion to the number of shares sold by each selling stockholder whose Shares are covered by such registration statement, or by such persons other than the Company (except to the extent the Company may be a seller) as they may agree.

                  (e) Obligations of the Purchaser.

                      (i) In connection with each registration hereunder, the Purchaser, should it elect to participate in resales under such registration, will furnish to the Company in writing such information with respect to the Purchaser and the securities held by the Purchaser, and the proposed distribution by it as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws, as a condition precedent to including the Purchaser's Restricted Stock in the Registration Statement. The Purchaser also shall promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing.

                      (ii) In connection with each registration pursuant to this Agreement, the Purchaser agrees that it will not effect sales of any Restricted Stock until notified by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus. At the end of any period during which the Company is obligated to keep a Registration Statement current, the Purchaser shall discontinue sales of Restricted Stock pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Restricted Stock covered by such Registration Statement which remain unsold, and the Purchaser shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

                  (f) Information Blackout, Holdbacks and Lock-Ups.

                      (i) At any time when a Registration Statement effected pursuant to Paragraph 9(b) relating to Restricted Stock is effective, upon written notice from the Company to the Purchaser that the Company has determined in good faith that the sale of Restricted Stock pursuant to the Registration Statement would require disclosure of non-public material information, the Purchaser shall suspend sales of Restricted Stock pursuant to such Registration Statement until such time as the Company notifies the Purchaser that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to such Registration Statement may otherwise be resumed.

                      (ii) Notwithstanding any other provision of this Agreement, the Purchaser shall not effect any public sale or distribution (including sales pursuant to Rule 144), if and when available, of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to the commencement of any primary offering to be undertaken by the Company of shares of its unissued common stock (the "Primary Offering"), which may also include other securities, and ending 120 days after completion of any such Primary Offering, unless the Company, in the case of a non-underwritten Primary Offering, or the managing underwriter, in the case of an underwritten Primary Offering, otherwise agree.

                  (g) Indemnification.

                      (i) The Company agrees to indemnify, to the extent permitted by law, the Purchaser, its partners and each Person who controls the Purchaser (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by the Purchaser for use therein or by the Purchaser's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished the Purchaser with a sufficient number of copies of the same.

                      (ii) In connection with any Registration Statement in which the Purchaser is participating, the Purchaser shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from: (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished by the Purchaser); or (ii) any disposition of the Restricted Stock in a manner that fails to comply with the permitted methods of distribution identified within the Registration Statement.

                      (iii) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                      (iv) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         10. Notices. All notices, requests, consents or other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed first class postage prepaid, registered or certified mail, or sent by a nationally recognized overnight courier such as federal express, to the following addresses:


                  If to the Company:

                           NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                           14315 W. Hardy Road
                           Houston, TX  77060
                           Attention:   Henry W. Sullivan
                                        President and Chief Executive
                           Telephone:   281-847-0029
                           Facsimile:   281-847-1791

                  With a copy to:

                           Joseph P. Galda, Esquire
                           Buchanan Ingersoll Professional Corporation
                           Eleven Penn Center
                           1835 Market Street, 14th Floor
                           Philadelphia, PA  19103
                           Telephone:       215-665-3879
                           Facsimile:       215-665-8760

                  In the case of Purchaser:

                           AVALANCHE RESOURCES, LTD.
                           P.O. Box 140978
                           Dallas, Texas 75214
                           Attention:       Kevin Maddox
                           Telephone:       214-673-6980
                           Facsimile:       214-428-4691

                  Unless specified otherwise, such notices and other communications shall for all purposes of this Agreement be treated as being effective upon being delivered personally or, if sent by mail, five days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed as set forth above, and postage prepaid or, if sent by a nationally recognized overnight courier, on the next business day after the date of mailing, addressed as set forth above.

         11. Survival of Representations and Warranties. The representations and warranties contained herein shall survive the execution and delivery of this Agreement.

         12. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, provided that this Agreement and the interests herein may not be assigned by either party without the express written consent of the other party.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         14. Sections and Other Headings. The section and other headings contained in this Agreement are for the convenience of reference only, do not constitute part of this Agreement or otherwise affect any of the provisions hereof.

         15. Counterpart and Facsimile Signatures. This Agreement may be signed in counterparts and all counterparts together shall become effective only when the counterpart(s) have been executed and delivered by and on behalf of the Company and the Purchaser. Facsimile signatures to this Agreement shall be deemed to be original signatures.

         IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed by their duly authorized officers.

                                     PURCHASER:

                                     AVALANCHE RESOURCES, LTD.

                                     By:  Avalanche Management Corporation,
                                          its general partner

                                          By:  /s/ Kevin C. Maddox
                                               --------------------------
                                               Kevin Maddox
                                               President

                                     COMPANY:

                                     NORTH AMERICAN TECHNOLOGIES GROUP, INC.


                                     By:  /s/ Henry W. Sullivan
                                          -------------------------------
                                          Henry W. Sullivan
                                          President and Chief Executive Officer

                                   EXHIBIT "A"

                        ACCREDITED INVESTOR CERTIFICATION
           (to be completed by separately Purchaser and each Partner)

                                     (Place initials on the appropriate line(s))

___     (i)      I am a natural person who had individual income of more than
                 $200,000 in each of the most recent two years or joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to reach that same income level for the current year ("income", for purposes hereof, should be computed as follows: individual adjusted gross income, as reported (or to be reported) on a federal income tax return, increased by (1) any deduction of long-term capital gains under section 1202 of the Internal Revenue Code of 1986 (the "Code"),
                 (2) any deduction for depletion under Section 611 et seq. of the Code, (3) any exclusion for interest under Section 103 of the Code and (4) any losses of a partnership as reported on Schedule E of Form 1040);

___     (ii)     I am a natural person whose individual net worth (i.e., total assets in excess of total liabilities), or joint net worth with my spouse, will at the time of purchase of the Common Stock be in excess of $1,000,000;

___     (iii)    The Purchaser or Partner is a "Qualified Institutional Buyer"
                 as the term is defined under Rule 144A of the Act.

___     (iv)     The Purchaser or Partner is an investor satisfying the
                 requirements of Section 501(a)(1), (2) or (3) of Regulation D promulgated under the Securities Act of 1933, as amended, which includes but is not limited to, a self-directed employee benefit plan where investment decisions are made solely by persons who are "accredited investors" as otherwise defined in Regulation D;

___     (v)      The Purchaser or Partner is a trust, which trust has total assets in excess of $5,000,000, which is not formed for the specific purpose of acquiring the Common Stock offered hereby and whose purchase is directed by a sophisticated person as described in Rule 506(b)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of an investment in the Common Stock;

___     (vi)     I am a director or executive officer of the Company; or


 X      (vii)    The Purchaser or Partner is an entity (other than a trust) in
___              which all of the equity owners meet the requirements of at least one of the above subparagraphs.

                                AVALANCHE RESOURCES, LTD.


DATED:5/12/00                   By:  /s/ Kevin C. Maddox  its General Partner
                                     -------------------,
                                     Name: